EXECUTION VERSION

RETAIL OPPORTUNITY INVESTMENTS CORP.
2009 EQUITY INCENTIVE PLAN

COMMON STOCK AWARD

THIS AWARD is made by Retail Opportunity Investments Corp., a Delaware corporation (the “Company”) to Charles J. Persico (the “Grantee") dated as of the 11th day of December, 2009 and effective as of October 20, 2009.

WHEREAS, the Company maintains the Retail Opportunity Investments Corp. 2009 Equity Incentive Plan (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, the Grantee is an Eligible Person; and

WHEREAS, in accordance with the Plan, the Committee and the Board have determined that it is in the best interests of the Company and its stockholders to grant Shares of Common Stock of the Company (the “Shares”) to the Grantee.

NOW, THEREFORE, IT IS HEREBY GRANTED AS FOLLOWS:

The Company hereby grants the Grantee twenty-five thousand (25,000) Shares in accordance with the provisions of the Plan. The Shares granted to the Grantee hereunder shall not be considered to be Restricted Stock under the Plan. The holding of the Shares is subject to all federal, state and/or local securities law restrictions imposed generally upon the Grantee with respect to the Shares. The Shares have not been registered under the Securities Act of 1933, as amended. Unless they are registered, the Shares may only be offered or sold in transactions that are exempt from registration under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction. To the extent relevant, the Plan is hereby incorporated herein by reference as though set forth herein in its entirety.

IN WITNESS WHEREOF, the Company has granted this Award to the Grantee as of the day and year first above written.

RETAIL OPPORTUNITY INVESTMENTS CORP.

By: /s/ John B. Roche
Name: John B. Roche
Title: Chief Financial Officer

Acknowledged:

/s/ Charles J. Persico
Charles J. Persico